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EXHIBIT 3.1











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                                                                           draft
                                                                         4/27/94


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         LEHMAN BROTHERS HOLDINGS INC.

                    Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

         I, _____________, the _________________ of Lehman Brothers Holdings
Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify that the Certificate of Incorporation of Lehman Brothers Holdings Inc. originally filed on December 29, 1983 under the name Shearson/American Express Holdings Inc., as heretofore amended and restated, has been amended and restated, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended, and as so amended and restated, has been duly adopted in accordance with Section 245 and is set forth in its entirety as follows:

1. Name. The name of the corporation is Lehman Brothers Holdings Inc. (the "Corporation").

2. Address. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The registered Agent at such address is The Corporation Trust Company.

3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

4.       Capital Stock.

         4.01 Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is three hundred million (300,000,000) shares of common stock with one vote per share, $0.10 par value per share (the "Common Stock), and thirty eight thousand (38,000,000) shares of preferred stock, $1.00 par value per share (the "Preferred Stock"). Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") or any committee thereof established by resolution of the Board of Directors pursuant to the By-Laws prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall

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have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

         4.02 No Preemptive Rights. No shares of the capital stock of the Corporation shall be entitled to preemptive rights.

         4.03 Reverse Stock Split. Each share of Common Stock shall be reclassified on the basis of [0.3179723] shares for each share and, accordingly, each share of Common Stock, par value $0.10 per share, outstanding on [May __, 1994] shall, without further action by the Corporation or any stockholder, be deemed to represent [0.3179723] shares of Common Stock, par value $0.10 per share. All fractional shares resulting from the foregoing reclassification shall be eliminated and each holder thereof shall be entitiled to receive a cash payment equal to such holder's fraction of a share of Common Stock multiplied by [$25.53].

5. By-Laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

6.       Election of Directors.

         6.1 Number, Election and Term. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 1995, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, disability, resignation, retirement, disqualification or removal

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from office.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         6.2 Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, by a sole remaining director or if there are no directors then in office, by the stockholders.

7.       Indemnification.

         7.1 Right to Indemnification. The Corporation shall have the power to indemnify to the fullest extent permitted, from time to time, by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or, while a director, office, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with such action, suit or proceeding. The Corporation shall have the power to enter into agreements providing any such indemnity.

         7.2 Expenses. The Corporation shall have the power to advance to a director, officer, employee or agent of the Corporation expenses incurred in connection with defending any action, suit or proceeding referred to above or in the By-Laws at any time before the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 7 or as provided in the By-Laws. The Corporation shall have the power to enter into agreements providing for such advancement of expenses.

         7.3 Non-exclusivity. The indemnification and other rights provided for in this Article 7 shall not be exclusive of any provision with respect to indemnification or the payment of expenses in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation or any other person.

         7.4 Future Changes. Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of

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an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

8. Compromise or Settlement Proposals. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or off the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders of class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

9. Action of Stockholders. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.

10.      Directors' Liability.

         10.1 Limitation of Liability of Directors. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derives an improper personal benefit. If the GCL is amended after the date this Restated Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

         10.2.  Future Changes.  Neither the amendment nor repeal of this
Article 10, nor the

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adoption of any provision of this Restated Certificate of Incorporation inconsistent with Article 10 shall eliminate or reduce the effect of such provisions, in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision, regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

11. Amendments. The affirmative vote of the holders of at least a majority of shares of capital stock entitled to vote, voting together as a single class, shall be required to amend or repeal any provision in this Restated Certificate of Incorporation or adopt any provision inconsistent with any such provision unless a higher percentage is specified herein, in which case such higher percentage will be applicable.

         IN WITNESS WHEREOF, the undersigned has hereunto signed her name and affirms that the statements made in this Restated Certificate of Incorporation are true under the penalties of perjury this ______ day of _____________, 1994.


[Corporate Seal]





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Attest:


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